Exhibit 10.37

AMENDMENT NO. 2, dated as of October 24, 2005 (this “Amendment”), to the STOCKHOLDERS’ AGREEMENT, dated as of August 15, 2002, as amended by Amendment No. 1, dated as of April 28, 2005 (as so amended, the “Existing Agreement”), among MQ ASSOCIATES, INC., a Delaware corporation (the “Company”), and the stockholders of the company party thereto.

By executing and delivering this Amendment, the undersigned hereby agree as set forth below.  Capitalized terms used but not defined herein shall have the respective meanings given to them in the Existing Agreement.

Section 1.              Amendments.

Section 3.1(a) of the Existing Agreement shall be amended and restated in its entirety to read as set forth below.

“3.1        Election of Directors, Voting.

(a)           Each holder of Stockholder Shares hereby covenants and agrees to vote all of his, her or its Stockholder Shares (i) to cause the number of directors constituting the Board to be six (6) and (ii) to cause the Company to comply with all obligations under the Documents.  At each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the holders of Stockholder Shares shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board constituted as follows:

(i)            three (3) representatives designated by the Requisite Investor Holders, which designees shall initially be Benjamin B. Edmands, Mitchell J. Blutt, M.D. and Stephen Murray;

(ii)           one (1) representative designated by JPMP Global Investors, which designee shall initially be Nancy-Ann DeParle;

(iii)          one (1) representative designated by the Requisite Holders (which, for purposes of this paragraph (iii) only, shall not include Daniel Schaefer and Michael Villa), which representative shall be knowledgeable in the Company’s industry and shall not be an employee of the Company or any of its Subsidiaries; and

(iv)          one representative who shall be the Chief Executive Officer of the Company (the “CEO Director”) for such period as he or she shall hold such office; the CEO Director shall initially be C. Christian Winkle.”

Section 2.              No other Amendments or Waivers.

Except as modified by this Amendment, the Existing Agreement shall remain in full force and effect, enforceable in accordance with its terms.  This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Existing Agreement or any of the instruments or documents referred to in the Existing Agreement and shall not prejudice any right or rights which the parties thereto may now or hereafter have under or in connection with the Existing Agreement or any of the instruments or documents referred to therein.

Section 3.              Effectiveness; Counterparts

This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by the Company and the Requisite Holders (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart.  Any counterpart or other signature to this Amendment that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment.

Section 4.              Governing Law.

This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 to the Existing Agreement as of the date first above written.

MQ ASSOCIATES, INC.

By:	/S/ Donald C. Tomasso
Name: Donald C. Tomasso
Title: Interim Chairman and CEO

MQ INVESTMENT HOLDINGS, LLC

By:	J.P. Morgan Partners (BHCA), L.P.,
its Managing Member

By:	JPMP Master Fund Manager, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:	/S/ Jonathan Lynch
Name: Jonathan Lynch
Title: Partner

MQ INVESTMENT HOLDINGS II, LLC

By:	/S/ Jonathan Lynch
Name: Jonathan Lynch
Title: Partner

[Signature Page to Stockholders’ Agreement, Amendment No. 2]

FOR PURPOSES OF SECTION 3.1 ONLY:

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

By:	JPMP Global Investors, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:	/S/ Jonathan Lynch
Name: Jonathan Lynch
Title: Partner

/S/ Michael A. Villa
Name: Michael A. Villa